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                                                                     EXHIBIT 3.2

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                ZEROS USA, INC.

                                 ARTICLE FIRST

ZEROS USA Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts its Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and has further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                 ARTICLE SECOND

The Articles of Incorporation of the corporation are amended by the Restated Articles of Incorporation as follows: (i) Article IV is amended to (a) increase the authorized capital stock of the corporation, (b) authorize the issuance of Preferred Stock, from time to time, with such rights, designations and preferences as may be determined by the board of directors of the corporation,
(c) provide certain authorizations and assurances concerning payment of dividends and voting rights to holders of common stock of the corporation, (d) prohibit cumulative voting by shareholders of the corporation, (e) deny preemptive rights to all shareholders of the corporation, and (f) require certain restrictive legends on stock certificates issued by the corporation;
(ii) Article VI is amended to change the name and address of the corporation's Registered Agent and Registered Office; (iii) Article VII is amended to include the name and address of each member of the corporation's current board of directors; (iv) Article VIII is added in order to limit the liability of directors of the corporation to the fullest extent permitted under Texas law (v)
Article IX has been deleted and replaced with a new provision (a) providing, indemnification for certain persons serving at the request of the corporation, including officers and directors of the corporation, to the fullest extent permitted by Texas law, (b) authorizing the corporation to insure any indemnitee against certain liabilities, and (c) authorizing Indemnification, of certain employees and agents serving at the request of the corporation to the extent authorized by the board of directors of the corporation; (vi) Article X is added to authorize certain persons to call a special meeting of the shareholders of the corporation; and (vii) Article XI is added to authorize the board of directors of the corporation to amend the bylaws of the corporation.

                                  ARTICLE THIRD

Each such amendment by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by the shareholders of the corporation on the 17 day of February, 1998.

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                                 ARTICLE FOURTH

The number of shares outstanding was 24,211,798; the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 22,239,996; the number of shares voted for such Restated Articles as so amended was 22,068,178; and the number shares voted against such Restated Articles as so amended was -0- .

                                 ARTICLE FIFTH

The Articles of Incorporation and all amendments and supplement thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

                                   ARTICLE I.

                                      NAME

          The name of the Corporation is ZEROS USA, Inc.

                                    ARTICLE II.

                                    DURATION

          The period of the Corporation's duration is perpetual.

                                   ARTICLE III.

                                    PURPOSE

     The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act (the "TBCA").

                                   ARTICLE IV.

                                  CAPITAL STOCK

     The total number of shares of all classes of stock that the Corporation may issue is 100,000,000, which shall be divided into (a) 50,000,000 shares of common stock having a par value of $.001 per share ("Common Stock") and (b) 50,000,000 shares of preferred stock having a par value of $.001 per share ("Preferred Stock").

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                            AMENDMENT TO ARTICLE IV

     The total number of shares of all classes of stock that the Corporation may issue is 190,000,000, which shall be divided into (a) 115,000,000 shares of common stock having a par value of $.001 per share ("Common Stock") and (b) 75,000,000 shares of preferred stock having a par value of $.001 per share ("Preferred Stock").

     A description of the different classes of the Corporation's stock and a statement of the designations, preferences, limitations and relative rights, including voting rights, of the various classes of stock are as follows:

     1. Preferred Stock. The shares of Preferred Stock may be divided into and issued in series. The board of directors may establish series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established. The board of directors shall by resolution establish the designations, preferences, limitations, and relative rights of each series, including without limitation:

          (a) the designation of, and the number of shares that shall constitute, the series, which number (except as otherwise provided in the resolutions establishing the series) may be increased or decreased (but not below the number of shares of the series then issued) from time to time by resolution of the board of directors;

          (b) the rights to dividends, if any, of the series, the preference or relation, if any, of these dividends to the dividends payable on any other class or series of the same or other class or series of the Corporation's capital stock and whether the dividends shall be cumulative or noncumulative;

          (c) the right, if any, of the holders of shares of the series to convert the shares into, or exchange the shares for, shares of any other class or series of the same or other class or series of capital stock, obligations, indebtedness, rights to purchase securities or other securities of the Corporation or other entities, domestic or foreign, or for other property or for any combination of the foregoing, and the terms and conditions of the conversion or exchange;

          (d) whether or not shares of the series are subject to redemption, and the terms and conditions on which, shares of the series may be redeemed;

          (e) the rights, if any, of the holders of shares of the series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of, or sale of assets by, the Corporation;

          (f) the terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of the series;

          (g) the voting powers, if any, of the holders of shares of the series generally or with respect to any particular matter, which may be less than, equal to or greater than one Vote per share, and which may include the right to vote as a class, to elect one or more directors of the Corporation generally or under specific circumstances, which circumstances may include default in the payment of dividends on, or redemption of, the same or any other class or series of the Corporation's capital stock; and

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          (h) the other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, that the, board of directors may determine.

     2.    Common Stock.

          (a) Subject to any prior or superior rights of the Preferred Stock, and on the conditions set forth in Section 1. of this Article or in any resolution of the board of directors providing for the issuance of any series of Preferred Stock, and not otherwise, dividends may be declared and paid to the holders of shares of the Corporation's Common Stock (payable in cash, stock or otherwise) as may be determined from time to time by resolution of the board of directors out of any funds legally available therefor.

          (b) Each holder of shares of the Corporation's Common Stock shall be entitled to one vote for each share held.

     3. Cumulative Voting Denied. Shares of the Corporation's voting stock, whether Common Stock or Preferred Stock, may not be voted cumulatively.

     4. Preemptive Rights. Except as may be established by the board of directors with respect to any series of Preferred Stock, shares of the Corporation's capital stock do not carry preemptive rights.

     5. Stock Certificates. There shall be set forth on the face or back of each certificate for shares of the Corporation's capital stock a statement that each of the following is set forth in the articles of incorporation of the Corporation on file in the Office of the Secretary of State of the State of Texas, and that the Corporation will furnish a copy of each statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office: (i) a statement of the designations, preferences, limitations and relative rights, including voting rights, of each class or series of the Corporation's capital stock to the extent that they have been fixed and determined; (ii) a statement of the authority of the board of directors to fix and determine the designations, preferences, limitations, and relative rights, including voting rights, of any series; and (iii) a statement of the extent to which the Corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire the Corporation's unissued or treasury shares.

                                   ARTICLE V.

                  INITIAL CONSIDERATION FOR ISSUANCE OF SHARES

     The Corporation will not commence business until it has received for the issuance of its shares consideration of a value of at least One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done, or property actually received.

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                                  ARTICLE VI.

                       INITIAL REGISTERED OFFICE AND AGENT

     The address of the Corporation's initial registered office is 507 North Belt East, Suite 550, Houston, Texas 77060. The name of the Corporation's initial registered agent at this address is Jesse Blanco.

                                  ARTICLE VII.

                           INITIAL BOARD OF DIRECTORS


     1. The number of directors shall from time to time be fixed by the Corporation's Bylaws. The number of directors constituting the initial board of directors is one. Directors need not be residents of the State of Texas or shareholders of the Corporation. The name and address of the person elected to serve as director until the first annual meeting of the shareholders, or until his successor is duly elected, unless he shall sooner die, resign or be removed, in accordance with the Corporation's Bylaws, are as follows:

              Name                                          Address
              ----                                          -------
         Steve Clark                             507 North Belt East, Suite 550
                                                 Houston, Texas 77060

         Chet Gutowsky                           507 North Belt East, Suite 550
                                                 Houston, Texas 77060

         Jesse BLANCO                            507 North Belt East, Suite 550
                                                 Houston, Texas 77060

         Jeff Simmons                            507 North Belt East, Suite 550
                                                 Houston, Texas 77060

         Celso B. Suarez, Jr.                    507 North Belt East, Suite 550
                                                 Houston, Texas 77060

         Susan Smith                             507 North Belt East, Suite 550
                                                 Houston, Texas 77060


     2. No director of the Corporation may be removed from his office as a director by vote or other action of the shareholders or otherwise except for cause.

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                                  ARTICLE VIII.

                        LIMITATION OF DIRECTOR LIABILITY


     To the greatest extent permitted by law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability for: (i) a breach of a director's duty or loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or unlawful payment of a dividend.

                                   ARTICLE IX.

                                 INDEMNIFICATION


     1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to an action, suit or proceeding (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee bent plan (hereinafter an "indemnitee") whether the basis of the proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all judgments, fines, penalties (including excise tax and similar taxes), settlements, and reasonable expenses actually incurred by the indemnitee in connection therewith. The right to indemnification conferred in this Article shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an "advancement of expenses"; provided, however, that, if the TBCA requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified for the expenses under this Article or otherwise.

     2. Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Corporation, whether or not the

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Corporation would have the power to indemnify the indemnities against the expense, liability or loss under the TBCA.

     3. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the TBCA with respect to the indemnification and advancement of expenses of the Corporation's directors and officers,

                                   ARTICLE X.

                  CALL OF SPECIAL MEETINGS OF THE SHAREHOLDERS

     Special meetings of the Corporation's shareholders may be called by the president, the board of directors, or such other person or persons as may be authorized in the Bylaws.

                                   ARTICLE XI.

                               AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Texas, the board of directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

Dated: 17th day of February, 1998.

                                          ZEROS USA, Inc., a Texas corporation

                                          By: /s/ JESSE BLANCO
                                             ----------------------------------
                                             Jesse Blanco, Secretary


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                                 OATH OF OFFICE

     I, Chet Gutowsky, Chief Financial Officer for ZEROS USA, Inc., hereby assume the office of Inspector of Election. Further, I do solemnly swear to discharge my duties as Inspector of Election according to all applicable and pertinent provisions of law to the best of ability, so help me God.

                                     /s/ CHET GUTOWSKY
                                     ----------------------------------
                                     Chet Gutowsky, Chief Financial Officer
                                     Dated: February 16,1998

Subscribed and sworn to before me this 16th day of February, 1998.



/s/ CELSO B. SUAREZ, JR.
----------------------------------
Notary Public Harris County
State of Texas

=============================================
               CELSO B. SUAREZ, JR.
 [LOGO]      MY COMMISSION EXPIRES
               JULY 15, 2001
=============================================

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                   AFFIDAVIT OF SERVICE OF NOTICE OF MEETING

THE STATE OF TEXAS

COUNTY OF HARRIS

     JESSE BLANCO, being duly sworn, deposes and says that he, as the Secretary of ZEROS USA, Inc., a Texas corporation (the "Corporation"), caused notices of the Special Meeting of Shareholders of the Corporation to be held on February 17, 1998, a copy of which is attached, to be deposited in the United States mail, in a sealed envelope, postage prepaid, addressed to each shareholder of record of the Corporation at his last known address as the same appeared on the books of the Corporation as of the close of business on February 6, 1998.



                                   /s/ JESSE BLANCO
                                   ----------------------------------
                                   Jesse Blanco



Subscribed and sworn to before me this 16th day of February, 1998.




/s/ CELSO B. SUAREZ, JR.
----------------------------------
Notary Public of Harris County
State of Texas


=============================================
               CELSO B. SUAREZ, JR.
 [LOGO]      MY COMMISSION EXPIRES
               JULY 15, 2001
=============================================